UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2013

iShares® Diversified Alternatives Trust

(Exact name of registrant as specified in its charter)

New York	333-153099	26-4632352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o BlackRock Asset Management International Inc.

400 Howard Street

San Francisco, California 94105

Attn: BlackRock Fund Advisor’s Product Management Team

Intermediary Investor and Exchange-Traded Products Department

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 597-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to articles of incorporation or bylaws.

On April 25, 2013, iShares® Delaware Trust Sponsor LLC (the “Sponsor”), a Delaware limited liability company acting in its capacity as the sponsor of the registrant, iShares Diversified Alternatives Trust (“the Trust”) and BlackRock Institutional Trust Company, N.A., the trustee of the Trust (the “Trustee”) entered into a First Amendment (the “Amendment”) to the Trust’s First Amended and Restated Trust Agreement dated as of September 24, 2009 (the “Trust Agreement”).

The purpose of the Amendment is to revise Section 6.2(b) of the Trust Agreement to:

a. Eliminate the current requirement that, following the dissolution of the Trust, shareholders must surrender their shares for redemption and pay the related Trustee fees; and

b. Provide that, following the dissolution of the Trust, the Trustee shall liquidate the assets of the Trust and distribute the net proceeds to the Registered Owners on a date to be publicly announced by the Trustee prior to such distribution.

Notice of the Amendment will be given to Cede & Co., the registered owner of the shares of the registrant, on April 26, 2013. In compliance with Section 6.1 of the Trust Agreement, the Amendment will become effective on May 26, 2013.

A copy of the Amendment is filed with this report as Exhibit 4.1.

Item 8.01.	Other Events.

On April 25, 2013, the Sponsor gave notice to the Trustee that, acting pursuant to Section 6.2(a)(v) of the Trust Agreement, it had determined that the dissolution of the Trust is advisable. In compliance with the Trust Agreement, the Trust is expected to continue pursuing its current investment strategies until May 28, 2013 (the “dissolution date” for purposes of the Trust Agreement). Beginning May 29, 2013, the Trust will be closed to creation and redemption activity, trading of the shares of the Trust on NYSE Arca will terminate, and the Trust will seek to liquidate its holdings into cash over a certain period. The Trust expects the liquidation to be completed and a final distribution of the cash proceeds to be made to its shareholders on or about June 4, 2013.

If at any time prior to May 29, 2013, the Trust receives orders for redemptions that would cause the Trust’s outstanding shares to fall below 100,000 shares, the Trust expects to reject such redemption orders in order to facilitate the orderly liquidation of the Trust’s holdings.

A copy of the Sponsor’s website posting to shareholders related to the foregoing announcements is attached hereto as Exhibit 99.1. Exhibit 99.1 is being furnished to, and not filed with, the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	First Amendment to First Amended and Restated Trust Agreement
99.1	Website posting to shareholders, dated April 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2013

iShares® Diversified Alternatives Trust (Registrant)

By:	iShares® Delaware Trust Sponsor LLC, the sponsor of the registrant

By:	BlackRock Asset Management International Inc., managing member

By:	/s/ Patrick Dunne
Name:	Patrick Dunne
Title:	Managing Director

By:	/s/ Raymund Santiago
Name:	Raymund Santiago
Title:	Director